CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Auditors and Counsel" and in the Statement of Additional Information, both included in Post-Effective Amendment Number 4 to the Registration Statement Form N-1A, No. 333-29253 of Boyar Value Fund and to the use of our report dated February 12, 2001, included therein.

                                                  ERNST & YOUNG LLP

Cincinnati, Ohio
April 24, 2001